UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported) July 16, 2020

OLD REPUBLIC INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue	Chicago	Illinois	60601
(Address of principal executive offices) (Zip Code)

(312)	346-8100
(Registrant’s telephone number, including area code)

N /A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock / $1 par value	ORI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Old Republic International Corporation (the “Company”) announced that Mr. Michael Kennedy was elected a Class 1 director of the Company effective August 14, 2020. Mr. Kennedy is a Senior Client Partner with Korn Ferry International. Mr. Kennedy has extensive experience in corporate finance and asset management with major financial institutions. Mr. Kennedy will serve on the Company’s Audit Committee and Governance and Nominating Committee. There is no arrangement or understanding between Mr. Kennedy and any person or entity concerning his selection as a director and there is no plan, contract, arrangement or material compensation agreement with Mr. Kennedy, other than that he will receive the same directors’ fees as other directors. Further, neither Mr. Kennedy nor any member of his immediate family have had any disqualifying relationship with the Company during the past two years and he has been affirmatively determined to be an independent director by the Board of Directors in accordance with the Listed Company Standards of the New York Stock Exchange and the rules and regulation of the Security Exchange Commission concerning independence.

A full text of the Company’s announcement is included as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

        99.1 News Release dated July 21, 2020

104 Cover page Interactive Data file (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: July 21, 2020	By: /s/ John R, Heitkamp, Jr.
John R. Heitkamp, Jr.
Senior Vice President,
Secretary and General Counsel